Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Announces Second Quarter 2021 Financial and Operating Results

Solid second quarter performance results in 14% and 15% year-over-year Adjusted EBITDA and distributable cash flow growth, respectively, and significant free cash flow after distributions, delivering leading financial flexibility

Strong customer activity paired with higher commodity prices drive increased outlook for drilling and completion activity in the Bakken, Powder River, Delaware, and Barnett basins in 2H 2021 and 2022

Crestwood achieves best-in-class financial metrics by accelerating deleveraging strategy following the divestiture of Stagecoach that results in pro forma leverage of 3.6x

HOUSTON, TEXAS, July 27, 2021 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) reported today its financial and operating results for the three months ended June 30, 2021.

Second Quarter 2021 Highlights1

•	Second quarter 2021 net loss of $38.1 million, compared to net loss of $24.3 million in second quarter 2020

•	Second quarter 2021 Adjusted EBITDA of $145.7 million, a 14% increase compared to $127.8 million in the second quarter 2020

•

Second quarter 2021 distributable cash flow (“DCF”) to common unitholders of $85.8 million, a 15% increase compared to $74.4 million in the second quarter 2020; The second quarter 2021 coverage ratio was 2.2x

•	Second quarter 2021 free cash flow after distributions of $40.1 million

•

Ended June 30, 2021 with approximately $2.6 billion in total debt and a 4.2x leverage ratio Crestwood has substantial liquidity available under its $1.25 billion revolver with $848.6 million drawn as of June 30, 2021

•	Announced second quarter 2021 cash distribution of $0.625 per common unit, or $2.50 per common unit on an annualized basis, payable on August 13, 2021, to unitholders of record as of August 6, 2021

Recent Highlights

•

On July 9, 2021, Crestwood and Consolidated Edison (NYSE: ED) (“Con Edison”) successfully executed the first closing of the previously announced divestiture of Stagecoach Gas Services LLC (“Stagecoach”) to a subsidiary of Kinder Morgan Inc; Gross proceeds from the first closing totaled $1.195 billion (excluding working capital adjustments)

•

Crestwood used its net proceeds to immediately accelerate its deleveraging strategy and repaid outstanding borrowings on its revolving credit facility; pro forma for the closing, Crestwood had $2.1 billion in total debt with $274 million outstanding on its revolving credit facility resulting in available liquidity of more than $940 million and a pro forma leverage ratio of 3.6x, which is in-line with its long-term target range

[1]	Please see non-GAAP reconciliation tables included at the end of the press release

-more-

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Management Commentary

“During the second quarter 2021, I am pleased to announce Crestwood continued its trend of strong execution generating Adjusted EBITDA of $145.7 million, a 14% increase year-over-year, distributable cash flow of $85.8 million, a 15% increase year-over-year, free cash flow after distributions of $40.1 million, and best-in-class credit metrics with coverage of 2.2x and leverage of 3.6x, pro forma for the completion of the Stagecoach divestiture,” commented Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “During the quarter, Crestwood’s gathering and processing segment experienced an increase in drilling and completion activity and better netback pricing for our customers resulting from the continued improvements in commodity prices, both of which will drive higher utilization and enhanced margins across our gathering and processing assets going forward. Following the Stagecoach divestiture and based on Crestwood’s improved outlook for the second half of 2021, we are revising our guidance estimates to an Adjusted EBITDA range of $570 million to $600 million, which will help generate free cash flow after distributions of $150 million to $180 million, leverage of 3.4x to 3.7x and distribution coverage of 2.2x to 2.4x.”

Mr. Phillips continued, “During the first half of 2021, Crestwood has proactively taken action to differentiate the partnership from our peers by simplifying our ownership structure, enhancing our corporate governance and achieving our deleveraging targets, resulting in industry leading unitholder alignment and financial flexibility. Successful execution of these strategic initiatives has been viewed favorably by both the credit and ESG rating agencies and has resulted in improved ratings and outlooks across the board. With stronger commodity prices and an improved volume outlook across our G&P segment through 2022, Crestwood is squarely focused on utilizing its financial flexibility to maintain a strong balance sheet and enhance total returns to its unitholders through a secure distribution, prudent investment in the highest returning expansions of our existing assets and opportunistic common and preferred unit repurchases with excess cash flow. We believe this strategy best positions the partnership to maximize value creation for our investors as we manage through persistent COVID uncertainty, evaluate potential asset and corporate consolidation opportunities, and focus on generating long-term value for our unitholders.”

Second Quarter 2021 Segment Results

Gathering and Processing (G&P) segment Adjusted EBITDA totaled $123.5 million in the second quarter 2021, a 48% increase compared to $83.6 million in the second quarter 2020. Second quarter 2021 results were highlighted by increased drilling and completion activity with 79 total wells connected across the G&P assets, as well as significant year-over-year volume improvement across Crestwood’s oil weighted basins. Notably, Bakken gas gathering and processing volumes increased 58% and 59%, year-over-year, respectively, as debottlenecking projects have been completed increasing gas capture and further minimizing flaring across the Arrow system. In the second half of 2021, Crestwood expects to see an uptick in volumes from the Bakken, Powder River Basin, Delaware, and Barnett as incremental wells are connected to the gathering systems and producers continue to operate rigs and completion crews across the diversified footprint.

Storage and Transportation (S&T) segment Adjusted EBITDA totaled $14.9 million in the second quarter 2021, compared to $14.1 million in the second quarter 2020. Second quarter 2021 excludes a $38.5 million loss from unconsolidated affiliates related to the divestiture of Stagecoach. Second quarter 2021 natural gas storage and transportation volumes averaged 2.4 Bcf/d, compared to 2.1 Bcf/d in the second quarter 2020. In the second quarter 2021, continued favorable natural gas prices in the Northeast resulted in strong E&P production providing a backdrop for increased demand for transportation, as well as increased storage opportunities at Stagecoach. At the COLT Hub, second quarter 2021 rail loading volumes were 46 MBbls/d, a 13% increase over the second quarter of 2020, as producers brought all

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volumes back online after the height of the pandemic uncertainty. Tres Palacios continues to see increased third-party interest for incremental firm contracts as a result of the facility’s operational performance during Winter Storm Uri.

Marketing, Supply and Logistics (MS&L) segment Adjusted EBITDA totaled $12.5 million in the second quarter 2021, compared to $23.8 million in the second quarter 2020. Both periods exclude the non-cash change in fair value of commodity inventory-related derivative contracts. During the second quarter 2021, Crestwood’s NGL marketing and logistics benefitted from strong propane prices that drove strong utilization of its transportation assets, offset in part by market backwardation and limited storage opportunities for all products, and higher demand for international LNG and LPG exports. Crestwood expects much of these trends to continue into the third quarter with regional opportunities that include crop-drying, butane blending and incremental opportunities to service increased downstream demand.

Combined O&M and G&A expenses, net of non-cash unit-based compensation, in the second quarter 2021 were $41.0 million compared to $47.5 million in the second quarter 2020. During the second quarter 2021, expenses continued to benefit from cost reduction efforts the company undertook in mid-2020 in response to the decline in commodity prices.

Second Quarter 2021 Business Update and Outlook

Bakken

During the second quarter 2021, the Arrow system averaged crude oil gathering volumes of 89 MBbls/d, natural gas gathering volumes of 142 MMcf/d, and produced water gathering volumes of 83 MBbls/d. During the quarter, while all product volumes increased year-over-year primarily due to COVID related producer shut-ins during the second quarter 2020, natural gas gathering and processing volumes increased 58% and 59%, respectively, as increased gas-to-oil ratios combined with higher gas capture and minimized flaring drove higher gas volumes across the system. When combined with Crestwood’s percent of proceeds contracts and higher than forecasted natural gas pricing during the second quarter, the Arrow system has outperformed its cash flow forecasts for the first half of 2021. Drilling and completion activities during the latter part of the quarter brought 10 three-product and 14 water-only well connections to the Arrow system which will drive volumetric increases into the second half of the year. For the remainder of the year, Crestwood expects producers to run one to two rigs on the Fort Berthold Indian Reservation which, when paired with completion crews working through existing DUC inventories, will result in total well connects within the previously guided range of 30 to 45 new wells.

During the second quarter, Crestwood invested $5.3 million in the Bakken which was primarily comprised of capital to complete the phase one of the southern expansion of Arrow’s produced water gathering infrastructure and begin work on phase two of the project. Phase one of the southern expansion project provides critical produced water gathering infrastructure to Enerplus Corporation (“Enerplus”), while phase two supports Enerplus as well as additional producer customers and places the Arrow system in close proximity to approximately 150 new inventory locations on and around the reservation. Crestwood also completed several debottlenecking projects on the gas gathering system during the first half of the year which have increased gas capture rates and further reduced flaring on the reservation.

Powder River Basin

During the second quarter 2021, the Jackalope system averaged natural gas gathering volumes of 100 MMcf/d and processing volumes of 96 MMcf/d, both increasing 10% over the second quarter of 2020. During the quarter, producers connected 11 wells to the Jackalope system and Crestwood expects four additional wells to be brought online during the third quarter. In the current commodity price

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environment, Crestwood continues to have positive system planning and design discussions with its two primary producers on incremental rig activity and well completions for the latter half of the year. Additionally, Crestwood is engaged in commercial discussions with new third-party producers in the basin and has a competitive advantage to attract new volumes with total gathering and processing capacity of 345 MMcf/d.

Delaware Basin

During the second quarter 2021, the Delaware Basin systems averaged gathering volumes of 222 MMcf/d and processing volumes of 67 MMcf/d. During the second quarter 2021, 36 wells were connected to the Delaware Basin systems, largely driven by Royal Dutch Shell’s development program on the Nautilus system and by ConocoPhillips and Mewbourne Oil Company on the Willow Lake system. There are currently five rigs running on Crestwood’s Delaware Basin assets driving incremental volumes through both gathering systems and the Orla processing plant. Based on producer forecasts and the potential for new third-party commercial agreements, Crestwood anticipates producers to connect 40 - 50 wells in the second half of the year which is expected to increase Orla processing utilization to approximately 75% in the second half of 2021. During the second quarter, produced water gathering averaged 51 MBbl/d as the anchor customer continues to run two rigs on the dedicated acreage.

Barnett Shale

During the second quarter, Sage Natural Resources began flowing volumes from a new eight-well pad connected to the Lake Arlington system. The wells, which are the first new wells to be connected to the system in over five years, are performing exceptionally well and have exceeded internal type curves expectations by approximately 20%. Given the favorable natural gas pricing environment, Crestwood is currently in discussions with producer customers in the Lake Arlington area for incremental activity.

Stagecoach Gas Services Divestiture

As previously announced, during the third quarter Crestwood and Con Edison successfully completed the first closing of the Stagecoach divestiture to a subsidiary of Kinder Morgan for $1.195 billion. The cash proceeds from the divestiture were shared between Crestwood and Con Edison in line with each member’s 50% ownership interest in the joint venture. Crestwood utilized net proceeds to accelerate deleveraging and satisfy the remaining $38 million of contingent consideration related to the original divestiture in June 2016. The second closing includes Twin Tier Pipeline LLC, $30 million in value, is subject to New York state regulatory approval and is expected to close in the first quarter 2022.

Revised 2021 Financial Guidance

Based on the successful Stagecoach divestiture and Crestwood’s improved outlook for its G&P segment for the second half of 2021, Crestwood has updated its full-year 2021 guidance as noted below. Crestwood’s original 2021 Adjusted EBITDA guidance range of $575 million to $625 million included approximately $30 million of Stagecoach contribution in the second half of 2021. These projections are subject to risks and uncertainties as described in the “Forward-Looking Statements” section at the end of this release.

•	Net income/(loss) of $(25) million to $5 million

•	Adjusted EBITDA of $570 million to $600 million

•	Distributable cash flow available to common unitholders of $345 million to $375 million

•	Free cash flow after distributions of $150 million to $180 million

•	Full-year 2021 coverage ratio between 2.2x and 2.4x

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•	Full-year 2021 leverage ratio between 3.4x and 3.7x

•	Full-year 2021 growth project capital spending and joint venture contributions in the range of $35 million to $45 million and maintenance capital spending in the range of $20 million to $25 million

Capitalization and Liquidity Update

As of June 30, 2021, Crestwood had approximately $2.6 billion of debt outstanding, comprised of $1.8 billion of fixed-rate senior notes and $848.6 million outstanding under its $1.25 billion revolving credit facility, resulting in a leverage ratio of 4.2x. Pro forma for the first closing of the Stagecoach divestiture, Crestwood had $274 million outstanding on its revolving credit facility and a leverage ratio of 3.6x. Crestwood currently has more than $940 million of availability on its revolving credit facility which, when combined with its substantial free cash flow, provides Crestwood more than ample liquidity to execute its business strategy and focus on its capital allocation priorities with its enhanced financial flexibility. Additionally, the rating agencies have viewed Crestwood’s 2021 strategic Stagecoach and First Reserve transactions favorably with Moody’s putting Crestwood’s rating on watch for upgrade while S&P Global improved the company’s outlook.

Robert T. Halpin, Executive Vice President and Chief Financial Officer commented, “Following the completion of the Stagecoach transaction, based on Crestwood’s positive long-term operational outlook combined with the achievement of our conservative leverage goal of 3.5x to 3.75x, Crestwood intends to begin allocating excess free cash flow to opportunistically repurchase its common and preferred units under our Board approved $175 million repurchase program to optimize our capital structure and return capital to our investors.”

Crestwood invested approximately $6.4 million in consolidated growth capital projects and joint venture contributions during the second quarter 2021 primarily on the southern expansion projects in the Bakken. Crestwood remains on-track to invest between $35 million to $45 million on 2021 growth capital to expand and optimize gathering and processing systems. Additionally, Crestwood continues to expect to invest between $20 million to $25 million on maintenance capital projects for the year. Based on the current outlook, Crestwood expects to fund its total 2021 capital program entirely with retained cash flow.

Crestwood currently has 71.3 million preferred units outstanding (par value of $9.13 per unit) which pay a fixed-rate annual cash distribution of 9.25%, payable quarterly. The preferred units are listed on the New York Stock Exchange and trade under the ticker symbol CEQP-P.

Sustainability Program Update

Since 2018, Crestwood has taken a leadership role in advancing ESG initiatives both within the company and across the midstream industry. Crestwood’s third annual sustainability report published in June 2021 entitled Shaping ESG in the Midstream Sector has generated positive reviews from investors, customers, community partners and key ESG rating and ranking agencies. The report highlights the progression on its three-year sustainability strategy including details on enhanced ESG key performance indicators tied to employee compensation, enhanced emissions reduction practices and the addition of disclosures related to the Task Force on Climate-related Financial Disclosures (TCFD).

As a result of the progress Crestwood has made on its sustainability journey and its commitment to enhanced transparency and disclosure, the company received improved scores from both MSCI and Sustainalytics. Crestwood’s MSCI score increased from a BB to a BBB due to its strong commitment to business ethics and environmental stewardship and Crestwood’s Sustainalytics score improved 16% to

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22.0, ranking Crestwood 8 out of 107 companies in the Oil & Gas Transportation sector representing a 34% score improvement since 2018. The recent Sustainalytics score upgrade was largely driven by the company’s enhanced approach to corporate governance including board diversity and independence.

Crestwood’s commitment to Biodiversity and Land Use was also externally recognized by the Wildlife Habitat Council (WHC) who recently awarded the company with the WHC 2021 Grassland Award for the Crestwood’s grassland reclamation practices on the Fort Berthold Indian Reservation in North Dakota.

For up-to-date information on Crestwood’s on-going commitment to sustainability please visit https://esg.crestwoodlp.com.

Upcoming Conference Participation

Crestwood’s management will participate in the Citi One-on-One Midstream/Energy Infrastructure Conference on August 18 – 19, 2021. Prior to the start of the conference, new presentation materials will be posted to the Investors section of Crestwood’s website at www.crestwoodlp.com.

Earnings Conference Call Schedule

Management will host a conference call for investors and analysts of Crestwood today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) which will be broadcast live over the Internet. Investors will be able to connect to the webcast via the “Investors” page of Crestwood’s website at www.crestwoodlp.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call for 90 days.

Non-GAAP Financial Measures

Adjusted EBITDA, distributable cash flow and free cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. The words “expects,” “believes,” “anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although Crestwood believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statements will materialize. Important factors that could cause actual results to differ materially from those expressed in or implied from these forward-looking statements include the risks and uncertainties described in Crestwood’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made, and Crestwood assumes no obligation to update these forward-looking statements.

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About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression, storage, and transportation of natural gas; storage, transportation, terminalling and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. Visit Crestwood Equity Partners LP at www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.

Source: Crestwood Equity Partners LP

Crestwood Equity Partners LP

Investor Contacts

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Senior Vice President, Investor Relations, ESG & Corporate Communications

Rhianna Disch, 713-380-3006

rhianna.disch@crestwoodlp.com

Director, Investor Relations

Sustainability and Media Contact

Joanne Howard, 832-519-2211

joanne.howard@crestwoodlp.com

Vice President, Sustainability and Corporate Communications

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Consolidated Statements of Operations

(in millions, except per unit data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Gathering and processing	$173.1	$114.5	$327.5	$329.4
Storage and transportation	2.0	3.1	4.0	6.6
Marketing, supply and logistics	741.3	227.6	1,612.7	729.6
Related party	13.2	7.5	18.1	15.0

Total revenues	929.6	352.7	1,962.3	1,080.6
Cost of products/services sold	797.2	225.7	1,611.0	760.1
Operating expenses and other:
Operations and maintenance	25.8	31.6	58.6	69.2
General and administrative	22.8	29.5	41.5	44.4
Depreciation, amortization and accretion	58.8	61.0	118.0	117.1
(Gain) loss on long-lived assets, net	(0.3)	3.8	1.1	4.8
Goodwill impairment	—	—	—	80.3

	107.1	125.9	219.2	315.8
Operating income	25.3	1.1	132.1	4.7
Earnings (loss) from unconsolidated affiliates, net	(27.1)	8.4	(130.8)	13.9
Interest and debt expense, net	(35.1)	(34.0)	(71.1)	(66.6)
Loss on modification/extinguishment of debt	(1.2)	—	(6.7)	—
Other income, net	0.1	0.1	0.1	0.2

Loss before income taxes	(38.0)	(24.4)	(76.4)	(47.8)
(Provision) benefit for income taxes	(0.1)	0.1	—	0.1

Net loss	(38.1)	(24.3)	(76.4)	(47.7)
Net income attributable to non-controlling partner	10.3	10.2	20.4	20.1

Net loss attributable to Crestwood Equity Partners LP	(48.4)	(34.5)	(96.8)	(67.8)
Net income attributable to preferred units	15.0	15.0	30.0	30.0

Net loss attributable to partners	$(63.4)	$(49.5)	$(126.8)	$(97.8)

Net loss per limited partner unit:
Basic and Diluted	$(1.00)	$(0.68)	$(1.85)	$(1.34)

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Selected Balance Sheet Data

(in millions)

	June 30, 2021	December 31, 2020
	(unaudited)
Cash	$16.6	$14.0
Outstanding debt:
Revolving Credit Facility	$848.6	$719.0
Senior Notes	1,800.0	1,787.2
Other	0.4	0.4

Subtotal	2,649.0	2,506.6
Less: deferred financing costs, net	27.2	22.6

Total debt	$2,621.8	$2,484.0

Partners’ capital
Total partners’ capital	$1,172.1	$1,655.4
Common units outstanding	62.8	74.0

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Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Loss to Adjusted EBITDA
Net loss	$(38.1)	$(24.3)	$(76.4)	$(47.7)
Interest and debt expense, net	35.1	34.0	71.1	66.6
Loss on modification/extinguishment of debt	1.2	—	6.7	—
Provision (benefit) for income taxes	0.1	(0.1)	—	(0.1)
Depreciation, amortization and accretion	58.8	61.0	118.0	117.1

EBITDA (a)	$57.1	$70.6	$119.4	$135.9
Significant items impacting EBITDA:
Unit-based compensation charges	7.6	13.6	9.9	9.2
(Gain) loss on long-lived assets, net	(0.3)	3.8	1.1	4.8
Goodwill impairment	—	—	—	80.3
(Earnings) loss from unconsolidated affiliates, net	27.1	(8.4)	130.8	(13.9)
Adjusted EBITDA from unconsolidated affiliates, net	21.0	17.9	46.7	37.2
Change in fair value of commodity inventory-related derivative contracts	32.6	21.5	2.1	15.7
Significant transaction and environmental related costs and other items	0.6	8.8	1.1	10.0

Adjusted EBITDA (a)	$145.7	$127.8	$311.1	$279.2
Distributable Cash Flow (b)
Adjusted EBITDA (a)	$145.7	$127.8	$311.1	$279.2
Cash interest expense (c)	(33.4)	(32.8)	(67.9)	(66.0)
Maintenance capital expenditures (d)	(5.3)	(3.4)	(8.3)	(6.4)
Adjusted EBITDA from unconsolidated affiliates, net	(21.0)	(17.9)	(46.7)	(37.2)
Distributable cash flow from unconsolidated affiliates	19.5	17.0	44.3	35.0
PRB cash received in excess of recognized revenues (e)	5.7	7.9	12.3	12.2
(Provision) benefit for income taxes	(0.1)	0.1	—	0.1
Distributable cash flow attributable to CEQP	111.1	98.7	244.8	216.9
Distributions to preferred	(15.0)	(15.0)	(30.0)	(30.0)
Distributions to Niobrara preferred	(10.3)	(9.3)	(20.6)	(18.5)

Distributable cash flow attributable to CEQP common	$85.8	$74.4	$194.2	$168.4

(a)

EBITDA is defined as income before income taxes, plus debt-related costs (interest and debt expense, net and loss on modification/extinguishment of debt) and depreciation, amortization and accretion expense. Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates to reflect our proportionate share (based on the distribution percentage) of their EBITDA, excluding gains and losses on long-lived assets and other impairments. Adjusted EBITDA also considers the impact of certain significant items, such as unit-based compensation charges, gains or losses on long-lived assets, impairments of goodwill, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, the change in fair value of commodity inventory-related derivative contracts, costs associated with the realignment and restructuring of our operations and corporate structure, and other transactions identified in a specific reporting period. The change in fair value of commodity inventory-related derivative contracts is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of revenue for the related underlying sale of inventory to which these derivatives relate. Changes in the fair value of other derivative contracts is not considered in determining Adjusted EBITDA given the relatively short-term nature of those derivative contracts. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

(b)

Distributable cash flow is defined as Adjusted EBITDA, adjusted for cash interest expense, maintenance capital expenditures, income taxes, the cash received from our Powder River Basin operations in excess of revenue recognized, and our proportionate share of our unconsolidated affiliates’ distributable cash flow. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other companies.

(c)	Cash interest expense less amortization of deferred financing costs.
(d)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(e)	Cash received from customers of our Powder River Basin operations pursuant to certain contractual minimum revenue commitments in excess of related revenue recognized under FASB ASC 606.

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Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating Cash Flows to Adjusted EBITDA
Net cash provided by operating activities	$35.0	$64.2	$293.5	$183.4
Net changes in operating assets and liabilities	33.1	(7.7)	(89.7)	(11.4)
Amortization of debt-related deferred costs	(1.7)	(1.6)	(3.4)	(3.2)
Interest and debt expense, net	35.1	34.0	71.1	66.6
Unit-based compensation charges	(7.6)	(13.6)	(9.9)	(9.2)
Gain (loss) on long-lived assets, net	0.3	(3.8)	(1.1)	(4.8)
Goodwill impairment	—	—	—	(80.3)
Earnings (loss) from unconsolidated affiliates, net, adjusted for cash distributions received	(37.3)	(0.9)	(141.1)	(5.4)
Deferred income taxes	0.1	0.1	0.1	0.3
Provision (benefit) for income taxes	0.1	(0.1)	—	(0.1)
Other non-cash income	—	—	(0.1)	—

EBITDA (a)	$57.1	$70.6	$119.4	$135.9
Unit-based compensation charges	7.6	13.6	9.9	9.2
(Gain) loss on long-lived assets, net	(0.3)	3.8	1.1	4.8
Goodwill impairment	—	—	—	80.3
(Earnings) loss from unconsolidated affiliates, net	27.1	(8.4)	130.8	(13.9)
Adjusted EBITDA from unconsolidated affiliates, net	21.0	17.9	46.7	37.2
Change in fair value of commodity inventory-related derivative contracts	32.6	21.5	2.1	15.7
Significant transaction and environmental related costs and other items	0.6	8.8	1.1	10.0

Adjusted EBITDA (a)	$145.7	$127.8	$311.1	$279.2
Distributable Cash Flow (b)
Adjusted EBITDA (a)	$145.7	$127.8	$311.1	$279.2
Cash interest expense (c)	(33.4)	(32.8)	(67.9)	(66.0)
Maintenance capital expenditures (d)	(5.3)	(3.4)	(8.3)	(6.4)
Adjusted EBITDA from unconsolidated affiliates, net	(21.0)	(17.9)	(46.7)	(37.2)
Distributable cash flow from unconsolidated affiliates	19.5	17.0	44.3	35.0
PRB cash received in excess of recognized revenues (e)	5.7	7.9	12.3	12.2
(Provision) benefit for income taxes	(0.1)	0.1	—	0.1
Distributable cash flow attributable to CEQP	111.1	98.7	244.8	216.9
Distributions to preferred	(15.0)	(15.0)	(30.0)	(30.0)
Distributions to Niobrara preferred	(10.3)	(9.3)	(20.6)	(18.5)

Distributable cash flow attributable to CEQP common	$85.8	$74.4	$194.2	$168.4
Free Cash Flow After Distributions (f)
Distributable cash flow attributable to CEQP common	$85.8	$74.4	$194.2	$168.4
Less: Growth capital expenditures	6.4	50.2	11.9	127.2
Less: Distributions to common unitholders	39.3	45.7	78.6	91.4

Free cash flow after distributions	$40.1	$(21.5)	$103.7	$(50.2)

(a)

EBITDA is defined as income before income taxes, plus debt-related costs (interest and debt expense, net and loss on modification/extinguishment of debt) and depreciation, amortization and accretion expense. Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates to reflect our proportionate share (based on the distribution percentage) of their EBITDA, excluding gains and losses on long-lived assets and other impairments. Adjusted EBITDA also considers the impact of certain significant items, such as unit-based compensation charges, gains or losses on long-lived assets, impairments of goodwill, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, the change in fair value of commodity inventory-related derivative contracts, costs associated with the realignment and restructuring of our operations and corporate structure, and other transactions identified in a specific reporting period. The change in fair value of commodity inventory-related derivative contracts is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of revenue for the related underlying sale of inventory to which these derivatives relate. Changes in the fair value of other derivative contracts is not considered in determining Adjusted EBITDA given the relatively short-term nature of those derivative contracts. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

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(b)

Distributable cash flow is defined as Adjusted EBITDA, adjusted for cash interest expense, maintenance capital expenditures, income taxes, the cash received from our Powder River Basin operations in excess of revenue recognized, and our proportionate share of our unconsolidated affiliates’ distributable cash flow. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other companies.

(c)	Cash interest expense less amortization of deferred financing costs.
(d)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(e)	Cash received from customers of our Powder River Basin operations pursuant to certain contractual minimum revenue commitments in excess of related revenue recognized under FASB ASC 606.
(f)

Free cash flow after distributions is defined as distributable cash flow attributable to common unitholders less growth capital expenditures and distributions to common unitholders. Free cash flow after distributions should not be considered an alternative to cash flows from operating activities or any other measure of liquidity calculated in accordance with GAAP as those items are used to measure liquidity or the ability to service debt obligations. We believe that free cash flow after distributions provides additional information for evaluating our ability to generate cash flow after paying our distributions to common unitholders and paying for our growth capital expenditures.

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Segment Data

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Gathering and Processing
Revenues	$257.5	$128.8	$517.2	$383.7
Costs of product/services sold	120.6	21.3	237.1	129.6
Operations and maintenance expenses	14.7	19.3	36.1	46.3
Gain (loss) on long-lived assets, net	0.3	(3.6)	(1.2)	(4.6)
Goodwill impairment	—	—	—	(80.3)
Earnings (loss) from unconsolidated affiliates, net	1.0	(1.0)	0.2	(0.2)

EBITDA	$123.5	$83.6	$243.0	$122.7
Storage and Transportation
Revenues	$5.1	$5.5	$9.5	$11.6
Costs of product/services sold	(0.4)	0.1	—	0.3
Operations and maintenance expenses	1.0	0.7	1.6	2.1
Earnings (loss) from unconsolidated affiliates, net	(28.1)	9.4	(131.0)	14.1

EBITDA	$(23.6)	$14.1	$(123.1)	$23.3
Marketing, Supply and Logistics
Revenues	$667.0	$218.4	$1,435.6	$685.3
Costs of product/services sold	677.0	204.3	1,373.9	630.2
Operations and maintenance expenses	10.1	11.6	20.9	20.8
Gain (loss) on long-lived assets, net	—	(0.2)	0.1	(0.2)

EBITDA	$(20.1)	$2.3	$40.9	$34.1
Total Segment EBITDA	$79.8	$100.0	$160.8	$180.1
Corporate	(22.7)	(29.4)	(41.4)	(44.2)

EBITDA	$57.1	$70.6	$119.4	$135.9

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Operating Statistics

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Gathering and Processing
Gas gathering volumes (MMcf/d)
Bakken - Arrow	141.8	89.9	138.0	104.4
Powder River Basin - Jackalope	99.6	90.8	99.0	122.4
Marcellus	227.8	259.2	231.1	264.8
Barnett	211.0	226.6	198.1	230.3
Delaware (a)	222.0	190.0	201.9	210.5
Other	—	31.8	—	26.8

Total gas gathering volumes	902.2	888.3	868.1	959.2
Processing volumes (MMcf/d)
Bakken - Arrow	137.1	86.4	133.4	98.4
Powder River Basin - Jackalope	96.1	87.4	96.8	114.3
Other	144.4	130.2	137.2	143.6

Total processing volumes	377.6	304.0	367.4	356.3
Compression volumes (MMcf/d)	249.1	336.6	263.6	356.9
Arrow
Bakken - Crude oil gathering volumes (MBbls/d)	89.3	87.1	94.8	108.1
Bakken - Water gathering volumes (MBbls/d)	82.9	73.1	82.5	81.2
Delaware - Water gathering volumes (MBbls/d) (a)	50.5	11.7	49.3	11.7
Storage and Transportation
Northeast Storage - firm contracted capacity (Bcf) (a)	32.7	34.4	33.5	34.6
% of operational capacity contracted	94%	99%	96%	99%
Firm storage services (MMcf/d) (a)	227.4	199.5	227.8	166.7
Interruptible storage services (MMcf/d) (a)	—	—	—	1.0
Northeast Transportation - firm contracted capacity (MMcf/d) (a)	1,826.3	1,584.1	1,815.1	1,614.1
% of operational capacity contracted	100%	87%	99%	88%
Firm services (MMcf/d) (a)	1,776.9	1,463.1	1,680.7	1,377.8
Interruptible services (MMcf/d) (a)	69.2	27.3	55.0	24.4
Gulf Coast Storage - firm contracted capacity (Bcf) (a)	28.8	30.5	29.6	29.9
% of operational capacity contracted	75%	79%	77%	78%
Firm storage services (MMcf/d) (a)	273.6	313.9	358.2	303.3
Interruptible services (MMcf/d) (a)	82.7	64.5	66.4	70.4
COLT Hub
Rail loading (MBbls/d)	46.1	40.7	48.8	50.8
Outbound pipeline (MBbls/d) (b)	18.3	9.8	14.2	11.6
Marketing, Supply and Logistics
NGL volumes sold or processed (MBbls/d)	114.0	59.7	132.6	82.7
NGL volumes trucked (MBbls/d)	16.9	15.3	19.5	19.7

(a)	Represents 50% owned joint venture, operational data reported is at 100%.
(b)	Represents only throughput leaving the terminal.

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CRESTWOOD EQUITY PARTNERS LP

Revised Full Year 2021 Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow Guidance

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

Expected 2021 Range Low - High
Net Income (Loss) Reconciliation
Net income (loss)	$(25) - $5
Interest and debt expense, net (a)	140 - 145
Depreciation, amortization and accretion	235
Unit-based compensation charges	20 - 25
Loss from unconsolidated affiliates, net	125 - 130
Adjusted EBITDA from unconsolidated affiliates	55 - 60
Other (b)	5

Adjusted EBITDA	$570 - $600
Cash interest expense (c)	(125) - (130)
Maintenance capital expenditures (d)	(20) - (25)
PRB cash received in excess of recognized revenues (e)	25 - 30
Adjusted EBITDA from unconsolidated affiliates	(55) - (60)
Distributable cash flow from unconsolidated affiliates	50 - 55
Cash distributions to preferred unitholders (f)	(101)

Distributable cash flow attributable to CEQP (g)	$345 - $375

Cash Flows from Operating Activities Reconciliation
Net cash provided by operating activities, net	$480 - $510
Interest and debt expense, net	133 - 138
Adjusted EBITDA from unconsolidated affiliates	55 - 60
Loss from unconsolidated affiliates, net	125 - 130
Loss from unconsolidated affiliates, net, adjusted for cash distributions received	(141)
Amortization of debt-related deferred costs	(7)
Changes in operating assets and liabilities, net	(90)
Other (b)	5

Adjusted EBITDA	$570 - $600
Cash interest expense (c)	(125) - (130)
Maintenance capital expenditures (d)	(20) - (25)
PRB cash received in excess of recognized revenues (e)	25 - 30
Adjusted EBITDA from unconsolidated affiliates	(55) - (60)
Distributable cash flow from unconsolidated affiliates	50 - 55
Cash distributions to preferred unitholders (f)	(101)

Distributable cash flow attributable to CEQP (g)	$345 - $375
Less: Growth capital expenditures	35 - 45
Less: Distributions to common unitholders	157

Free cash flow after distributions (h)	$150 - $180

(a)	Includes gain (loss) on modification/extinguishment of debt, net.
(b)	Includes change in fair value of commodity inventory-related derivative contracts, gain (loss) on long-lived assets and significant transaction and environmental related costs and other items.
(c)	Cash interest expense less amortization of deferred financing costs.
(d)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(e)	Cash received from customers of our Powder River Basin operations pursuant to certain contractual minimum revenue commitments in excess of related revenue recognized under FASB ASC 606.
(f)	Includes cash distributions to preferred unitholders and Crestwood Niobrara preferred unitholders.
(g)

Distributable cash flow is defined as Adjusted EBITDA, adjusted for cash interest expense, maintenance capital expenditures, income taxes, the cash received from our Powder River Basin operations in excess of revenue recognized, and our proportionate share of our unconsolidated affiliates’ distributable cash flow. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated

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in accordance with GAAP as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other companies.
(h)

Free cash flow after distributions is defined as distributable cash flow attributable to common unitholders less growth capital expenditures and distributions to common unitholders. Free cash flow after distributions should not be considered an alternative to cash flows from operating activities or any other measure of liquidity calculated in accordance with GAAP as those items are used to measure liquidity or the ability to service debt obligations. We believe that free cash flow after distributions provides additional information for evaluating our ability to generate cash flow after paying our distributions to common unitholders and paying for our growth capital expenditures.